Exhibit 99.1

Solaris Oilfield Infrastructure Announces Second Quarter 2018 Results

Completes Phase One Construction of the Kingfisher Transloading Facility

Founder and Chairman Bill Zartler Resumes CEO Role

CFO Kyle Ramachandran Takes on Additional Role as President

Second Quarter 2018 Highlights

•     Record net income of $21.4 million; 60% increase versus first quarter 2018 and up 1,920% year-over-year

•	Record adjusted EBITDA of $30.0 million; 37% increase versus first quarter 2018 and up 303% year-over-year

•     Record revenue of $47.2 million; 31% increase versus first quarter 2018 and up 252% year-over-year

•     Record 9,850 revenue days; 28% increase versus first quarter 2018 and up 192% year-over-year

•     Added 24 proppant management systems to the rental fleet; total of 122 systems at quarter-end

HOUSTON, July 31, 2018 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the second quarter 2018 and announced management changes.

Management Team Update

On July 30, 2018, the Company’s board of directors (the “board”) unanimously approved changes to the management team, including founder and Chairman Bill Zartler resuming his role as Chief Executive Officer on an ongoing and indefinite basis. The board also appointed Kyle Ramachandran as President in addition to his current role as Chief Financial Officer. Mr. Ramachandran will continue to manage the Company’s finance, accounting and investor relations activities, in addition to overseeing the commercial and strategy, software solutions and legal teams. Kelly Price will continue as Solaris’ Chief Operating Officer with responsibility over Solaris’ manufacturing activity, field operations, engineering, transloading operations and HS&E. Former CEO Greg Lanham resigned effective July 30, 2018.

“We are pleased to have a leader with Bill Zartler’s vision, leadership and industry knowledge guide Solaris as CEO,” said James Burke, Chairman of Solaris’ Nominating and Governance Committee. “Since Solaris’ inception, Bill Zartler has successfully grown the Company, executed its initial public offering and remains one of the Company’s largest shareholders. The Company has long benefited from his vision, and we look forward to bringing him back in a more active role to lead Solaris to continued financial and operational success. I join the board in thanking Greg Lanham for his contributions to Solaris.”

“I am excited to step back in as Solaris’ Chief Executive Officer,” said Bill Zartler, Chairman and CEO. “I look forward to a more active role with the team on day-to-day basis.” Mr. Zartler added, “Our record second quarter results demonstrate the continued growth and execution of our business. As a team, we have accomplished a great deal since our founding in 2014, and we have a tremendous future ahead of us as we maintain our focus on creating long-term shareholder value.”

Second Quarter 2018 Financial Review

Solaris reported net income of $21.4 million, or $0.40 per diluted Class A share, for second quarter 2018, compared to net income of $13.4 million, or $0.23 per diluted Class A share, in first quarter 2018 and net income of $1.1 million, or $0.01 per diluted Class A share, in second quarter 2017.

Adjusted EBITDA for second quarter 2018 was $30.0 million, an increase of $8.1 million compared to first quarter 2018 and an increase of $22.6 million from second quarter 2017. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Adjusted pro forma net income for second quarter 2018 was $19.7 million, or $0.42 per fully exchanged and diluted share, an increase of $5.2 million and $0.11 per fully exchanged and diluted share from first quarter 2018 and an increase of $15.4 million and $0.32 per fully exchanged and diluted share compared to second quarter 2017. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully exchanged and diluted share are provided below.

Revenues were $47.2 million for second quarter 2018, an increase of $11.1 million, or 31%, compared to first quarter 2018, and an increase of $33.8 million, or 252%, compared to second quarter 2017.

During second quarter 2018, the Company generated 9,850 revenue days, the combined number of days that its systems earned revenue during the quarter, a 28% increase from first quarter 2018, and up 192% compared to second quarter 2017. Customer demand and adoption rates for Solaris’ systems continue to grow as proppant consumption and intensity increase across the industry and customers realize the benefits of Solaris’ technology.

Capital Expenditures and Liquidity

Driven by strong customer demand and continued customer adoption of our proppant management systems and services, the Company invested $44.9 million during second quarter 2018, which included adding 24 systems to the fleet, ending the quarter with 122 systems. The Company’s second quarter 2018 capital expenditures also included $1.7 million in construction activities related to the Company’s transload facility in Kingfisher, Oklahoma. These investments help address rising customer demand and are expected to drive future earnings and cash flow growth for Solaris.

As of July 30, 2018, the Company had approximately $74.6 million of liquidity, including $4.6 million in cash and $70.0 million of availability under its undrawn credit facility.

Operational Update and Outlook

We currently have 130 systems deployed in the rental fleet. Our most active operating areas continue to be the Delaware Basin, Eagle Ford Shale and Midland Basin, followed by the SCOOP/STACK formation, the Marcellus/Utica Shale, the Haynesville Shale, the Rockies and the Barnett Shale. Our systems are highly mobile and can be deployed quickly in response to customer demand.

Based on current industry activity levels, we believe we have approximately 28% overall market share in the U.S. which represents the leading share for new technology proppant handling solutions. Secular increases in proppant consumption rates, supply chain disruptions and logistics complexities continue to drive demand for our products and services. Based on our current manufacturing outlook, we expect to end the third quarter with 144 to 146 systems in the fleet and 160 to 170 systems by the end of the fourth quarter.

The first phase of construction of the Kingfisher Facility was completed last week on time and on budget. The facility now has 30,000 tons of high efficiency vertical storage and over 46,000 feet of rail track. Since commencing transloading activity in January 2018, we have transloaded proppant for our anchor tenant, a leading STACK exploration and production company, and four additional customers.

The Company’s Software Solutions, including PropView® and Railtronix™, continue to improve how the industry manages the proppant supply chain. During the quarter, Solaris introduced a new reconciling solution that significantly reduces manual data input when reconciling sand deliveries at the well site, which can be time consuming, expensive, and error prone.

Conference Call

The Company will host a conference call to discuss its second quarter 2018 results on Thursday, August 2, 2018 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10120810. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and provides patented mobile proppant management systems that unload, store and deliver proppant at oil and natural gas well sites. These patented systems are deployed in many of the most active oil and natural gas basins in the United States, including the Delaware Basin, the Eagle Ford Shale, the Midland Basin, the STACK/SCOOP formation, Marcellus/Utica Shale, the Haynesville Shale, the Rockies and the Barnett Shale. Solaris’ high-capacity transload facility in Kingfisher, Oklahoma serves customers with operations in the STACK/SCOOP formation. Solaris’ software based solutions improve proppant supply chain management, from mine to well head. Additional information is available on the Solaris’ website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the construction and operation of our new Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Revenue
Proppant system rental	$35,127	$11,097	$27,405	$62,532	$19,498
Proppant system services	9,937	2,292	7,509	17,446	4,215
Transloading services	1,397	—	450	1,847	—
Proppant inventory software services	694	—	654	1,348	—
Total revenue	47,155	13,389	36,018	83,173	23,713
Operating costs and expenses
Cost of proppant management system rental (excluding $3,359, $1,196 and $2,635 of depreciation and amortization for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $5,995 and $2,225 of depreciation and amortization for the six months ended June 30, 2018 and 2017, respectively, shown separately)	1,683	597	1,418	3,101	947
Cost of proppant management system services (excluding $305, $91 and $237 of depreciation and amortization for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $542 and $154 of depreciation and amortization for the six months ended June 30, 2018 and 2017, respectively, shown separately)	11,679	2,632	9,106	20,785	4,706
Cost of transloading services (excluding $10 and $5 of depreciation and amortization for the three months ended June 30, 2018 and March 31, 2018, respectively, and $15 of depreciation and amortization for the six months ended June 30, 2018, shown separately)	535	—	332	867	—
Cost of proppant inventory software services (excluding $193 and $212 of depreciation and amortization for the three months ended June 30, 2018 and March 31, 2018, respectively, and $405 of depreciation and amortization for the six months ended June 30, 2018, shown separately)	167	—	256	423	—
Depreciation and amortization	3,984	1,370	3,202	7,186	2,534
Salaries, benefits and payroll taxes	3,169	1,736	2,621	5,790	2,744
Selling, general and administrative (excluding $117, $83 and $113 of depreciation and amortization for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $229 and $155 of depreciation and amortization for the six months ended June 30, 2018 and 2017, respectively, shown separately)	1,123	1,600	1,880	3,003	2,477
Other operating expenses	19	3,872	1,677	1,696	3,872
Total operating cost and expenses	22,359	11,807	20,492	42,851	17,280
Operating income	24,796	1,582	15,526	40,322	6,433
Interest expense, net	(71)	(22)	(84)	(155)	(44)
Other expense	—	—	—	—	(25)
Total other income (expense)	(71)	(22)	(84)	(155)	(69)
Income before income tax expense	24,725	1,560	15,442	40,167	6,364
Provision for income taxes	3,277	498	2,027	5,304	520
Net income	21,448	1,062	13,415	34,863	5,844
Less: net (income) loss related to Solaris LLC	—	1,117	—	—	(3,665)
Less: net income related to non-controlling interests	(10,851)	(2,022)	(7,485)	(18,336)	(2,022)
Net income attributable to Solaris	$10,597	$157	$5,930	$16,527	$157

Earnings per share of Class A common stock - basic (1)	$0.40	$0.01	$0.24	$0.64	$0.01
Earnings per share of Class A common stock - diluted (1)	$0.40	$0.01	$0.23	$0.63	$0.01

Basic weighted average shares of Class A common stock outstanding (1)	25,541	10,100	23,884	24,717	10,100
Diluted weighted average shares of Class A common stock outstanding (1)	25,711	10,540	24,073	24,897	10,540

(1) – Represents earnings per share of Class A common stock and weighted average shares of Class A common stock outstanding for the period following the IPO.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash	$5,442	$63,421
Accounts receivable, net	27,104	12,979
Prepaid expenses and other current assets	9,852	3,622
Inventories	6,973	7,532
Total current assets	49,371	87,554
Property, plant and equipment, net	234,870	151,163
Goodwill	17,236	17,236
Intangible assets, net	4,930	5,335
Deferred tax assets	30,325	25,512
Other assets	1,076	260
Total assets	$337,808	$287,060
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,792	$5,000
Accrued liabilities	13,841	15,468
Current portion of insurance premium financing	1,205	—
Current portion of capital lease obligations	35	33
Total current liabilities	21,873	20,501
Capital lease obligations, net of current portion	169	179
Payables related to parties pursuant to Tax Receivable Agreement	52,278	24,675
Other long-term liabilities	398	145
Total liabilities	74,718	45,500
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 25,820 issued and 25,804 outstanding as of June 30, 2018 and 19,026 issued and 19,010 outstanding as of December 31, 2017	258	190
Class B common stock, $0.00 par value, 180,000 shares authorized, 20,637 shares issued and outstanding as of June 30, 2018 and 26,811 issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	124,166	121,727
Retained earnings	20,163	3,636
Treasury stock (at cost), 16 shares as of June 30, 2018 and December 31, 2017	(261)	(261)
Total stockholders' equity attributable to Solaris and members' equity	144,326	125,292
Non-controlling interest	118,764	116,268
Total stockholders' equity	263,090	241,560
Total liabilities and stockholders' equity	$337,808	$287,060

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$34,863	$5,844
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,186	2,534
Loss on disposal of asset	62	409
Stock-based compensation	2,802	677
Amortization of debt issuance costs	139	24
Deferred income tax expense	4,944	473
Other	253	(9)
Changes in assets and liabilities:
Accounts receivable	(14,125)	(2,621)
Prepaid expenses and other assets	(4,621)	(4,989)
Inventories	(6,973)	(4,348)
Accounts payable	2,032	2,142
Accrued liabilities	2,036	1,409
Net cash provided by operating activities	28,598	1,545
Cash flows from investing activities:
Investment in property, plant and equipment	(86,155)	(21,482)
Proceeds from disposal of asset	(6)	—
Investment in intangible assets	59	(28)
Net cash used in investing activities	(86,102)	(21,510)
Cash flows from financing activities:
Payments under capital leases	(14)	(13)
Payments under insurance premium financing	(403)	—
Payments under notes payable	—	(451)
Proceeds from stock option exercises	836	—
Proceeds from borrowings under the credit facility	—	3,000
Repayment of credit facility	—	(5,500)
Proceeds from pay down of promissory note related to membership units	—	4,303
Payments related to debt issuance costs	(954)	(111)
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	111,075
Distributions paid to unit and option holders	—	(25,818)
Other	60	—
Net cash provided by (used in) financing activities	(475)	86,485
Net increase (decrease) in cash	(57,979)	66,520
Cash at beginning of period	63,421	3,568
Cash at end of period	$5,442	$70,088
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$319	$320
Property and equipment additions incurred but not paid at period-end	5,805	1,513
Financing:
Insurance premium financing	1,471	—
Accrued interest from notes receivable issued for membership units	—	128
Cash paid for:
Interest	61	90
Income taxes	308	47

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income (loss), plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) unit-based compensation expense and (ii) certain non-cash charges and unusual or non-recurring charges.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Six months ended
	June 30,		March 31	June 30,
	2018	2017	2018	2018	2017

Net income	$21,448	$1,062	$13,415	$34,863	$5,844
Depreciation and amortization	3,984	1,370	3,202	7,186	2,534
Interest expense, net	71	22	84	155	44
Income taxes	3,277	498	2,027	5,304	520
EBITDA	$28,780	$2,952	$18,728	$47,508	$8,942
IPO bonuses (1)	307	3,523	588	896	3,523
Stock-based compensation expense (2)	939	341	925	1,861	373
Non-recurring cash bonuses (3)	—	—	1,679	1,679	—
Loss on disposal of assets	23	384	3	26	409
Non-recurring organizational costs (4)	—	258	—	—	348
Adjusted EBITDA	$30,049	$7,458	$21,923	$51,970	$13,595

(1)One-time cash bonuses of $3,100 in the three and six months ended June 30, 2017, stock-based compensation expense related to restricted stock awards with one-year vesting of $307,  $423 and $588 for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $896 and $423 for the six months ended June 30, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the Offering.

(2)Represents stock-based compensation expense of $939, $215 and $925 for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $1,861 and $215 for the six months ended June 30, 2018 and 2017, respectively, related to restricted stock awards with three-year vesting, and $126 and $158 for the three and six months ended June 30, 2017, respectively, related to the options issued under our long-term incentive plan.

(3)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)Certain non-recurring organization costs in 2017 associated with our IPO.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY EXCHANGED AND DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income (loss) attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully exchanged and diluted share are set forth below.

	Three months ended			Six months ended
	June 30,		March 31	June 30,
	2018	2017	2018	2018	2017
Numerator:
Net income attributable to Solaris	$10,597	$157	$5,930	$16,527	$157
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	10,851	2,022	7,485	18,336	2,022
IPO bonuses (2)	307	3,523	588	896	3,523
Non-recurring cash bonuses (3)	—	—	1,679	1,679	—
Loss on disposal of assets	23	384	3	26	409
Non-recurring organizational costs (4)	—	258	—	—	348
Income tax expense	(2,092)	(2,083)	(1,235)	(3,287)	(2,132)
Adjusted pro forma net income	$19,686	$4,261	$14,450	$34,177	$4,327
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	25,711	10,540	24,073	24,897	10,540
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	21,560	32,574	23,202	22,376	32,574
Adjusted pro forma fully exchanged weighted average shares of Class A common stock outstanding - diluted	47,271	43,114	47,275	47,273	43,114
Adjusted pro forma earnings per fully exchanged share - diluted	$0.42	$0.10	$0.31	$0.72	$0.10

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)

One-time cash bonuses of $3,100 in the three and six months ended June 30, 2017, stock-based compensation expense related to restricted stock awards with one-year vesting of $307, $423 and $588 for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively, and $896 and $423 for the six months ended June 30, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the Offering.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)	Certain non-recurring organization costs in 2017 associated with our IPO.

Contacts:

Kyle Ramachandran

President and Chief Financial Officer

(281) 501-3070

IR@solarisoilfield.com